Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Despegar.com, Corp. of our report dated April 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Despegar.com, Corp’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Eduardo Alfredo Loiácono (Partner)
Eduardo Alfredo Loiácono

Buenos Aires, Argentina
May 2, 2023